UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2013

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Career Education Corporation (the “Company”) held its Annual Meeting of Stockholders on May 14, 2013 and the following matters were voted on at that meeting:

(1)	The Company’s stockholders voted as follows to elect nine directors to the Company’s Board of Directors:

Directors:	Votes For:	Against:	Broker Non-Votes:
Louis E. Caldera	46,609,489	382,908	10,184,581
Dennis H. Chookaszian	46,484,816	507,581	10,184,581
David W. Devonshire	34,344,579	12,647,818	10,184,581
Patrick W. Gross	34,112,490	12,879,907	10,184,581
Gregory L. Jackson	34,650,627	12,341,770	10,184,581
Thomas B. Lally	34,697,441	12,294,956	10,184,581
Ronald D. McCray	46,603,495	388,902	10,184,581
Scott W. Steffey	46,624,517	367,880	10,184,581
Leslie T. Thornton	46,487,005	505,392	10,184,581

(2)	The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
25,558,203	21,295,951	138,243	10,184,581

(3)	The Company’s stockholders approved the performance-based award provisions used to determine executive compensation under the Career Education Corporation 2008 Incentive Compensation Plan, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
44,796,259	2,129,062	67,076	10,184,581

(4)	The Company’s stockholders voted as follows to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2013:

Votes For:	Against:	Abstain:	Broker Non-Votes:
56,515,487	497,905	163,586	0

(5)	The Company’s stockholders did not approve a stockholder proposal concerning repayment of student loans, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
1,615,962	34,967,571	10,408,864	10,184,581

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: May 16, 2013